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                                                                    EXHIBIT 23.9



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1996, on the financial statements of Kansas Combined Cellular included in the Form 10-K, as amended, of AirTouch Communications, Inc. for the year ended December 31, 1995, and to all references to our firm included in this Registration Statement.



/s/ Arthur Andersen LLP

Kansas City, Missouri
August 16, 1996

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